DATED: 2 June 2008
Hong Kong/020/063588-00001/JDH/PYYL:
L_LIVE_APAC1:549180v3

Second Amendment Agreement

between

Mr Lin Shuipan and Richwise International Investment Group Limited
as Selling Shareholders

Dr Shi Jinlei
as Indemnifier

Elevatech Limited
as Investor

and

Xdlong International Company Limited
as Company

relating to

a Share Purchase Agreement dated 28 March 2008 as amended and restated by an Amendment and Restatement Agreement dated 30 April 2008

THIS AGREEMENT is dated 2 June 2008 and made

BETWEEN:

(1)	MR LIN SHUIPAN, (“Founder Shareholder”) holder of PRC passport number G14386872 of No. 103, Qiancanggong Road, Huatingkou Village, Chendai Town, Jinjiang City, Fujian Province, PRC;

(2)
RICHWISE INTERNATIONAL INVESTMENT GROUP LIMITED, (“Richwise”) a company incorporated in the British Virgin Islands having its registered office at Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands;

(3)	DR SHI JINLEI (“Indemnifier”), holder of Hong Kong identity card number R314914(4), whose address is at 2/F, Eton Tower, 8 Hysan Avenue, Causeway Bay, Hong Kong;

(4)	ELEVATECH LIMITED, (“Investor”), a company incorporated in Hong Kong and having its registered office at 68th Floor, Cheung Kong Center, 2 Queen’s Road, Central, Hong Kong; and

(5)
XDLONG INTERNATIONAL COMPANY LIMITED, (“Company”), registered in the Cayman Islands having company number CT-207339 and having its registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands.

BACKGROUND:

A.
The parties to this Agreement (“Parties”) are parties to a share purchase agreement with respect to a certain number of preferred shares in the issued share capital of the Company dated 28 March 2008 as amended and restated by an Amendment and Restatement Agreement dated 30 April 2008 between the Parties (“Share Purchase Agreement”).

B.	The Parties have agreed to further amend the Share Purchase Agreement on and subject to the terms of this Agreement.

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT THE PARTIES AGREE as follows:

1.	Interpretation

1.1	The terms of clauses 1.1 and 1.2 of the Share Purchase Agreement shall apply to this Agreement with such changes as are necessary.

2.	Amendments to the Share Purchase Agreement

2.1	With effect from the date of this Agreement, the Share Purchase Agreement is further amended by:

(A)	deleting the original clause 5.5(B) of the Share Purchase Agreement in its entirety and replacing by the following new clause 5.5(B):

“(B)
The Selling Shareholders can jointly serve on the Investor a notice setting out the indicative price range of the offer shares for the proposed IPO and the possible non-occurrence of a Qualified IPO (“Pricing Notice”) if:

(1)	a listing is granted by a Stock Exchange; and

(2)
in the determination of the indicative price range for the proposed IPO, the Selling Shareholders become aware that a market capitalization of US$650 million may not be achieved based upon the price at the lower end of such indicative price range.”;

(B)	deleting the original paragraph 9.3 in schedule 5 – Adjustment of Consideration of the Share Purchase Agreement in its entirety and replacing by the following new paragraph 9.3:

“9.3
If, prior to a Qualified IPO, there is any shortfall between the number of Shares that are held and transferable by any Selling Shareholder to the Investor at the time of an Adjustment Event and the number of Shares such Selling Shareholder is obliged to transfer to the Investor pursuant to paragraphs 2, 3 and/or 4, the Investor shall have the right (but not the obligation) to require the Selling Shareholders to purchase all or a part of the Investor Shares for cash at a per Share price that shall be sum of the Initial Valuation per Share plus a return that yields 12% IRR of the Performance Adjusted Per Share Price. For the avoidance of doubt, the word “transferable” when used in this paragraph 9.3 in relation to Shares of the Selling Shareholders shall mean those Shares of the Selling Shareholders which are not subject to any disposal restriction under any applicable rules or regulations of the Stock Exchange.”;

(C)	deleting the original paragraph 10.1 in schedule 5 – Adjustment of Consideration of the Share Purchase Agreement in its entirety and replacing by the following new paragraph 10.1:

“10.1
The Investor shall have a right to elect, by notice in writing to the Selling Shareholders, that the value of the Adjustment Shares, the Further Adjustment Shares or the IPO Adjustment Shares (as the case may be) be paid in cash to the Investor by the Selling Shareholders in lieu of the Selling Shareholders transferring the Adjustment Shares, the Further Adjustment Shares or the IPO Adjustment Shares (as the case may be).

(A)	The cash payable upon occurrence of any Adjustment Event pursuant to paragraph 2 or 3 shall be calculated as follows:

Cash payment	=	the number of Adjustment Shares or Further Adjustment Shares	X
the average closing price of the Company’s Shares quoted by the Hong Kong Stock Exchange or any other Stock Exchange where the Company’s Shares are traded for the 10 trading days prior to the election by the Investor.

(B)	The cash payable upon occurrence of an Adjustment Event pursuant to paragraph 11 shall be calculated as follows:

Cash payment	=	the number of IPO Adjustment Shares	X	IPO Price”;

(D)	immediately following the last sentence of paragraph 10.2 in schedule 5 – Adjustment of Consideration of the Share Purchase Agreement, insert the following:

“For the avoidance of doubt, the word “transferable” when used in this paragraph 10.2 in relation to Shares of the Selling Shareholders shall mean those Shares of the Selling Shareholders which are not subject to any disposal restriction under any applicable rules or regulations of the Stock Exchange.”

2.2	With effect from the date of this Agreement, the rights and obligations of the Parties shall be governed by the Share Purchase Agreement as amended by this Agreement.

3.	Amendments not to Affect Validity, Rights or Obligations

3.1	Continuing Provisions

The provisions of the Share Purchase Agreement shall, in respect of the period up to the date of this Agreement, continue in full force and effect in accordance with their terms.

3.2	No Prejudice or Discharge

Nothing in this Agreement:

(A)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Share Purchase Agreement before the date of this Agreement; or

(B)	discharges, releases or otherwise affects any liability or obligation arising under the Share Purchase Agreement before the date of this Agreement.

4.	General

4.1
The terms of clauses 13.2, 13.5, 13.7 and 13.8 of the Share Purchase Agreement shall be incorporated into this Agreement and have effect in full as if set out in this Agreement and as if references therein to “this Agreement” are references to this Agreement and such other changes as are necessary.

5.	Law and jurisdiction

5.1
The terms of clause 15 of the Share Purchase Agreement shall be incorporated into this Agreement and have effect in full as if set out in this Agreement and as if references therein to “this Agreement” are references to this Agreement and such other changes as are necessary.

AS WITNESS the hands of the Parties or their duly authorised representatives the day and year first above written.

SIGNED by MR LIN SHUIPAN	)

SIGNED by Dr Kenry Shi duly authorised for and on behalf of RICHWISE INTERNATIONAL INVESTMENT GROUP LIMITED	) ) ) )

SIGNED by DR. KENRY SHI	)

SIGNED by Mr Kevin Zhang duly authorised for and on behalf of the ELEVATECH LIMITED	) ) )

SIGNED by Mr Lin Shuipan duly authorised for and on behalf of XDLONG INTERNATIONAL COMPANY LIMITED	) ) )

4

AS WITNESS the hands of the Parties or their duly authorised representatives the day and year first above written.

SIGNED by MR LIN SHUIPAN	)

SIGNED by Dr Kenry Shi duly authorised for and on behalf of RICHWISE INTERNATIONAL INVESTMENT GROUP LIMITED	) ) ) )

SIGNED by DR. KENRY SHI	)

SIGNED by Mr Kevin Zhang duly authorised for and on behalf of the ELEVATECH LIMITED	) ) )

SIGNED by Mr Lin Shuipan duly authorised for and on behalf of XDLONG INTERNATIONAL COMPANY LIMITED	) ) )